Exhibit 99.01
Report of Independent Auditors

To the shareholders of TeleCommunication Systems (Holdings) Ltd
We have audited the accompanying consolidated balance sheet of TeleCommunication Systems (Holdings) Ltd & subsidiaries as of December 31, 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States) and International Standards on Auditing (UK and Ireland). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material resepects, the consolidated financial position of TeleCommunication Systems (Holdings) Ltd & subsidiaries at December 31, 2005, and the consolidated results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ James & Cowper
James & Cowper
Phoenix House
Bartholomew Street
Newbury
RG14 5QA
England
March 3, 2006